Exhibit 99.1
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                          STRATEGIC ALLIANCE AGREEMENT

     THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is executed as of the 21st day of September, 1999, by and between MDI ENTERTAINMENT, INC., a Delaware corporation ("MDI"), and SCIENTIFIC GAMES, INC., a Delaware corporation ("SGI").

                              W I T N E S S E T H:

     WHEREAS, MDI is engaged primarily in the business of securing the rights to and developing innovative and entertaining games and promotions for use in conjunction with lottery games (the "MDI Business");

     WHEREAS, SGI is engaged primarily in the business of providing a full range of premium-quality lottery products, integrated systems and support services to legally licensed lotteries as well as providing promotional games and related services to companies in the private sector (the "SGI Business");

     WHEREAS, to further expand both the MDI Business and the SGI Business, SGI and MDI desire to form a strategic alliance (the "Alliance"); and

     WHEREAS, the Alliance shall provide that SGI will, on the terms and subject to the conditions hereinafter set forth, market the Products (as defined in Section 2 herein) to SGI's Customers (as defined in Section 2 herein) in consideration of the payments to be made by MDI to SGI as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

        1. Recitals. The recitals are hereby incorporated into this Agreement and made a part hereof.

        2. Scope of Duties. MDI desires to utilize, and SGI desires to provide, SGI's marketing and sales force to market, license and sell MDI's products and deliverables as described in Exhibit 1 attached hereto and made a part hereof and as such Exhibit is updated from time to time (the "Products") to SGI's Customers. SGI shall use commercially reasonable efforts to market and sell the Products to its customers which consist of the State operated lotteries and promotional game customers as described in Exhibit 2 attached hereto and made a part hereof and as such Exhibit is updated from time to time ("SGI's Customers"). Additionally, SGI shall, to the extent required to perform its obligations under this Agreement, act as a liaison between MDI and SGI's Customers.

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        3. Term. Subject to the provisions of termination as hereinafter provided, the term of this Agreement shall commence on September 1, 1999 and terminate on August 31, 2001; provided, however, that this Agreement shall automatically be renewed for successive one (1) year terms thereafter, unless either party gives the other notice to terminate the Agreement at the expiration of any term, at least ninety (90) days prior to the expiration of said term.

        4. Training/Literature. MDI and SGI shall, to the extent required for each party to successfully perform its obligations hereunder, establish a training program to familiarize SGI's employees with the Products. Such training program shall be rendered in Hartford, Connecticut, in the greater Atlanta, Georgia metropolitan area or at such other location as the parties mutually agree. MDI shall provide SGI and its employees with sufficient literature and samples of the Products to enable SGI to faithfully perform its obligations hereunder.

        5. Commissions and Incentive Program.

        5.1. Commissions. For the sale or license of Products and their related intellectual property rights to SGI's Customers during each year of the term of this Agreement, whether such sale of license is procured by SGI or MDI, SGI shall be paid a commission according to the following schedules:

               a.     Merchandise

                      Gross Revenues Received             Commission
                      from the sale of
                      Merchandise Products
                      by MDI in one year

                      $1 - $10,000,000                         5%

                      $10,000,001 - $20,000,000                7.5%

                      over $20,000,000                        10%

               b.    License and Royalty Fees - Commission of 10% of gross
                      revenues received from license and royalty fees

        Sales of any of the Products subsequent to the commencement date of this Agreement to any of SGI's Customers shall be subject to a commission. Commissions shall be paid following termination or expiration of this Agreement for any contracts entered into prior to the date of termination or expiration.

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        5.2. Payment of Commissions. At such time as SGI reaches agreement for the sale of a Product, SGI will promptly provide MDI with a term sheet similar in form to that contained in Exhibit 3 attached hereto and made a part hereof. MDI will be responsible for providing the necessary contract for the sale of the Product, and SGI and MDI will mutually determine whether the contracting party shall be MDI or SGI. The contracting party will receive the gross revenues from all such contracts. If the contracting party is MDI, it shall pay SGI its pro rata commission from the revenues. If the contracting party is SGI (whether under a new or existing contract), it shall retain its pro rata commission from the revenues and remit the balance to MDI. MDI shall maintain books and records for the foregoing receivables and payables, and MDI shall notify SGI on a monthly basis of the account balances for each customer. This information shall be proved to SGI by the fifth working day of each month or as otherwise agreed by both parties.

        5.3. SGI's Incentive Program. SGI agrees to establish an incentive program which, among other things, provides for SGI's sales employees to receive an incentive bonus for each sale of the Products. Such incentive program shall serve to motivate SGI's sales force to market, sell and promote the Products.

        6. Customer Contacts/Pricing.

        6.1. Customer Contacts. Within thirty (30) days of the commencement date of this Agreement, MDI shall provide SGI with a report on the status of its contacts with SGI's Customers for the sale of Products. SGI shall use commercially reasonable efforts to keep MDI informed of its contacts with SGI's Customers regarding the Products and invite MDI to participate in meetings and presentations when the Products are discussed.

        6.2. Product Pricing. SGI and MDI hereby agree to adhere to the pricing schedule set forth on Exhibit 4 attached hereto and made a part hereof, as such schedule is updated from time to time by MDI, when either submitting proposals or providing quotes to existing or prospective customers.

        6.3. Reports/Updates. MDI shall provide SGI with monthly updates setting forth any changes to the Products offered by MDI. SGI shall provide MDI with monthly reports setting forth the marketing activities of SGI's employees, the Products sold by SGI and the terms of such sales.

        7. Customers/Confidential of Information.

        7.1. Customers. Upon termination or expiration of this Agreement, MDI may continue to sell the Products to SGI's Customers without having to pay any commission to SGI for Customer contracts entered into from and after the date of termination or expiration. All customer contracts entered into prior to the date of termination or expiration shall be subject to payment of commissions.

        7.2. Confidential Information. All confidential or proprietary pricing and customer information provided by either party to the other shall remain strictly confidential. Neither party shall sell, rent, transmit or otherwise give access to such information to any third person, except with the other party's written consent. The provisions of this paragraph shall not apply to information of either party which is (a) in the public domain; (b) already known to the party to whom it is disclosed at the time of such disclosure as documented by records in its possession prior to such disclosure; (c) subsequently received by the party in good faith from a third party having prior right to make such subsequent disclosure; (d) independently developed by the party without use of the information disclosed pursuant to this Agreement; (e) approved in writing for unrestricted release or unrestricted disclosure by the party owning or disclosing the information; or (i) produced or disclosed pursuant to applicable laws, regulations or court order.

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        8. Termination. This Agreement shall terminate immediately upon the occurrence of any of the following events:

               (1) The breach by either party of any material term of this Agreement, and the breaching party has failed to cure such breach following thirty (30) days written notice thereof from the non-breaching party;

               (2) The appointment of a receiver or trustee to manage the assets of either party;

               (3) The assignment for the benefit of creditors of the assets of either party; or

               (4) The occurrence of any act of bankruptcy by either party.

        9. General.

        9.1. Force Majeure. Neither party shall be considered in default of this Agreement if the fulfillment of all or part of its obligations are delayed or prevented due to "force majeure". "Force majeure" is an external unforeseeable and irresistible event, making it absolutely impossible to fulfill an obligation.

        9.2. Severability. If any section, paragraph, or provision (in all or in part) in this Agreement is held invalid or unenforceable, it shall not, in any way, have any effect on any other section, paragraph or provision in this Agreement, nor on the remaining section, paragraph, or provision unless otherwise clearly provided for under this Agreement.

        9.3. Notices. Any notice intended for either party is deemed to be validly given if it is done in writing and sent certified mail, return receipt requested, or by courier service to such party's address as stated in this Agreement, or to any other address that the concerned party may have notified in writing to the other party in accordance with the provision hereof.

        If to SGI:           Scientific Games, Inc.
                             1500 Bluegrass Lakes Parkway
                             Alpharetta, Georgia 30004
                             Telecopy Number: (770) 343-8798
                             Attention: Mr. Howard Roath

        With a copy to:      Scientific Games, Inc.
                             1500 Bluegrass Lakes Parkway
                             Alpharetta, Georgia 30004
                             Telecopy Number: (770) 343-8798
                             Attention:  C. Gray Bethea Jr., Esq.
                             General Counsel

        If to MDI:           MDI Entertainment, Inc.
                             201 Ann Street
                             Hartford, Connecticut  06103
                             Telecopy Number: (860) 527-5920
                             Attention: Mr. Steven M. Saferin
                             President and CEO

        With a copy to:      Rosenberg Proutt Funk & Greenberg, LLP
                             25 South Charles Street
                             Suite 115
                             Baltimore, Maryland 21201
                             Telecopy Number: (410) 727-1115
                             Attention: Stanley S. Fine, Esquire

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        9.4. Headings. The headings in this Agreement are used only for reference and convenience purposes; they do not modify in any manner the significance or the object of the provisions they designate.

        9.5. Schedules. Whenever the Exhibits, including updates, of this Agreement are duly initialed by both MDI and SGI, such exhibits shall be considered as an integral part of this Agreement.

        9.6. Entire Agreement. This Agreement constitutes the entire agreement entered into between the parties concerning the subject matter hereof. Declarations, representations, promises or conditions other than those stated in this Agreement shall not be construed in any way as to contradict, modify or affect the provisions of this Agreement.

        9.7. Amendment. This Agreement cannot be amended or modified except by another written document duly signed by both parties hereto.

        9.8. Non-Transfer. Neither of the parties shall assign, transfer nor convey, in any way, its rights in this Agreement to any third party without first obtaining the written consent of the other.

        9.9. Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York, and any action brought in regard to this contract or matters arising as a result of this contract are exclusively within the jurisdiction of the State of New York. MDI and SGI each represents to the other that it is qualified to do business in the State of New York and is amenable to service of process in the State of New York.

        9.10. Waiver. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of that party at a later time to enforce that or any other provision. No waiver by any party of any condition or of any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of that or any other condition or breach.

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        9.11. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which shall together constitute one document.

     IN WITNESS WHEREOF, the parties hereunder have duly caused this Agreement to be executed as of the day and year first above written.





MDI ENTERTAINMENT, INC.                                   SCIENTIFIC GAMES, INC.

By:/s/ Steven M. Saferin                                By:/s/ William G. Malloy
------------------------                              --------------------------
Steven M. Saferin                                              William G. Malloy
President and CEO                                              President and CEO



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